Exhibit 21.1

SUBSIDIARIES

Subsidiary		Jurisdiction of Organization

1.	Charles River Laboratories, Inc.	Delaware

2.	Charles River Laboratories Massachusetts Business Trust	Massachusetts

3.	Charles River Proteomics Services, Inc.	Delaware

4.	CRL Holdings Limited	United Kingdom

5.	Zhanjiang A&C Biological Ltd.	China

6.	River Valley Farms Inc.	Minnesota

7.	River Valley Farms LLC	Minnesota

8.	Charles River Lab Holdings Mass Business Trust	Massachusetts

9.	Charles River Holdings LLC	Delaware

10.	CRL Holdings CV	Netherlands

11.	Charles River LLC	Delaware

12.	Ballardvale CV	Netherlands

13.	Charles River Netherlands BV	Netherlands

14.	Charles River Europe GmbH	Germany

15.	Charles River Germany Verwaltungs GmbH	Germany

16.	Charles River Germany GmbH and Co. KG	Germany

17.	Charles River Laboratories, Avian Products and Services, Germany GmbH	Germany

18.	ALPES S.A.	Mexico

19.	Charles River Laboratories Holding SAS	France

20.	Charles River Laboratories BioLabs Europe Ltd.	Ireland

21.	Entomology Europe Limited	Ireland

22.	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland

23.	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany

24.	Laboratorium Technical Szolgallato	Hungary

25.	Charles River Consulting GmbH	Germany

26.	Charles River UK Limited	United Kingdom

27.	Charles River Laboratories Saint-Constant S.A.	Canada

28.	Charles River Laboratories, Avian Products and Services, Australia PTY, Ltd.	Australia

29.	Charles River Japan KK	Japan

30.	Charles River Laboratories Preclinical and Clinical Services Japan, Inc.	Japan

31.	Charles River Laboratories France SAS	France

32.	Charles River Laboratories Italia Srl	Italy

33.	Charles River Endosafe Limited	United Kingdom

34.	Charles River Laboratories Espana SA	Spain

35.	Charles River Laboratories Belgium SA	Belgium

36.	Inveresk Research Group LLC	Delaware

37.	Inveresk Holdings LLC	Delaware

38.	Charles River Laboratories Group Ltd.	United Kingdom

39.	Charles River Laboratories Holdings (Scotland) Ltd.	United Kingdom

40.	Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom

41.	Charles River Laboratories Clinical Services Ltd	United Kingdom

42.	Inveresk Research (Canada) Inc.	Canada

43.	Charles River Laboratories Preclinical Services Montreal, Inc.	Canada

44.	Inveresk Research Inc.	Delaware

45.	Charles River Laboratories Clinical Services Pty Ltd.	Australia

46.	Charles River Laboratories Clinical Services Inc.	North Carolina

47.	Charles River Laboratories Clinical Services International Ltd.	United Kingdom

48.	Charles River Laboratories Clinical Services SARL	France

49.	Charles River Laboratories Clinical Services S.r.l.	Italy

50.	Charles River Laboratories Clinical Services Sp. Z.o.o.	Poland

51.	Charles River Laboratories Clinical Services GmbH	Germany

52.	Charles River Laboratories Clinical Services SL	Spain

53.	Charles River Laboratories Clinical Services Sro	Czech Republic

54.	Charles River Laboratories Clinical Services Israel Ltd	Israel

55.	Pharma Clinical Research Limited	United Kingdom

56.	S.a.r.l. Charles River Laboratories Luxembourg	Luxembourg

57.	Charles River Laboratories-Servicos Clinicos Ltda.	Brazil